CEC ANNOUNCES 3Q19 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR THIRD QUARTER AND YEAR TO DATE 2019

AND ANNOUNCES NEW STOCK REPURCHASE PROGRAM

Third quarter revenue increased 6.4% while University Group total student enrollments grew 6.1% highlighting the Company’s focus on student retention and academic outcomes

Schaumburg, Ill. (November 6, 2019) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the quarter and year to date ended September 30, 2019.

THIRD QUARTER 2019 RESULTS AS COMPARED TO THE PRIOR YEAR QUARTER

Financial Results	•	Revenue increased by 6.4 percent to $155.0 million as compared to $145.7 million with both universities contributing to this growth
	•	Operating income increased 26.0 percent to $24.3 million as compared to $19.3 million
	•	Earnings per diluted share of $0.25 as compared to earnings per diluted share of $0.21
	•	Adjusted earnings per diluted share of $0.33 as compared to $0.25*
	•	Ended the quarter with $311.8 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments**

Key Metrics	•

CTU’s total student enrollments increased 3.2 percent supported by year to date new student enrollment growth of 6.4 percent and improving student retention while new student enrollments were relatively flat for the quarter

	•	AIU’s total student enrollments increased 11.3 percent supported by quarterly new student enrollment growth of 10.0 percent
	•	Leveraging technology and data analytics to support student experiences, retention and academic outcomes continues to be a primary focus

YEAR TO DATE 2019 HIGHLIGHTS AS COMPARED TO THE PRIOR YEAR TO DATE

•	Revenue increased 7.7 percent to $469.3 million as compared to $435.8 million, in part, supported by total student enrollment growth at both universities
•

Operating income increased 6.5 percent to $54.4 million as compared to $51.1 million; current year operating income was impacted by $37.1 million in legal settlements as compared to $9.6 million in the prior year

•	Adjusted operating income increased 32.2 percent to $99.8 million as compared to $75.4 million*
•	New student enrollments increased 16.2 percent contributing to total enrollment growth of 6.1 percent; positively impacting these trends was the academic calendar redesign at AIU
•	Company raises full year 2019 outlook

*See GAAP to non-GAAP reconciliation attached to this press release

**Includes $30.0 million of restricted funds related to the FTC settlement which was subsequently paid during October 2019.

“We believe our solid year to date results reflect how we have further underscored the value proposition of our academic institutions while emphasizing student retention and academic outcomes,” said President and Chief Executive Officer Todd Nelson. “We have progressively built upon our student-serving initiatives and are integrating technology across various student support and learning processes which, we believe, are further enhancing student experiences. Looking ahead, we will continue to make investments that support our strategic priority of sustainable and responsible growth to create long-term value for all our stakeholders.”

CEC ANNOUNCES 3Q19 RESULTS …PG 2

REVENUE

•	For the quarter ended September 30, 2019, total revenue of $155.0 million increased 6.4 percent compared to total revenue of $145.7 million for the prior year quarter.
•	For the year to date ended September 30, 2019, total revenue of $469.3 million increased 7.7 percent compared to total revenue of $435.8 million for the prior year to date.
•	Both universities contributed to the revenue growth that has been supported by underlying enrollment trends.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2019	2018	% Change	2019	2018	% Change
CTU	$96,038	$93,115	3.1%	$289,650	$280,988	3.1%
AIU	58,907	52,504	12.2%	179,559	154,204	16.4%
Total University Group	154,945	145,619	6.4%	469,209	435,192	7.8%
Corporate and Other (1)	14	71	NM	44	599	NM
Total	$154,959	$145,690	6.4%	$469,253	$435,791	7.7%

(1)	Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment.

CEC ANNOUNCES 3Q19 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

•

For the quarter ended September 30, 2019, new student enrollments at AIU increased 10.0 percent as compared to the prior year quarter. CTU’s new student enrollments remained relatively flat in comparison to the prior year quarter primarily due to strong performance in the comparative prior year period.

•

As of September 30, 2019, CTU’s and AIU’s total student enrollments increased 3.2 percent and 11.3 percent, respectively, supported by year to date new student enrollment growth of 6.4 percent and 30.5 percent, respectively, as compared to the prior year to date. AIU’s year to date new student enrollments were positively impacted by the timing effect of the academic calendar redesign.

•	Total student enrollment growth was primarily driven by consistent levels of prospective student interest supported by our emphasis on improving student experiences, retention and academic outcomes.

	As of September 30,
Total Student Enrollments	2019	2018	% Change
CTU	22,900	22,200	3.2%
AIU	13,800	12,400	11.3%
Total University Group	36,700	34,600	6.1%

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
New Student Enrollments	2019	2018	% Change	2019	2018	% Change
CTU	6,500	6,520	-0.3%	18,350	17,240	6.4%
AIU	6,710	6,100	10.0%	15,330	11,750	30.5%
Total University Group	13,210	12,620	4.7%	33,680	28,990	16.2%

CEC ANNOUNCES 3Q19 RESULTS …PG 4

OPERATING INCOME (LOSS)

•	For the quarter ended September 30, 2019, operating income of $24.3 million increased 26.0 percent compared to $19.3 million for the prior year quarter.
•	For the year to date ended September 30, 2019, operating income of $54.4 million increased 6.5 percent compared to $51.1 million for the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2019	2018	% Change	2019	2018	% Change
CTU (1)	$29,926	$26,261	14.0%	$71,730	$80,562	-11.0%
AIU (2)	7,341	1,070	586.1%	11,436	3,621	215.8%
Total University Group	37,267	27,331	36.4%	83,166	84,183	-1.2%
Corporate and Other (3)	(12,973)	(8,048)	-61.2%	(28,717)	(33,068)	13.2%
Total	$24,294	$19,283	26.0%	$54,449	$51,115	6.5%
(1)	The year to date CTU operating income includes a reserve of $18.6 million related to the FTC settlement.
(2)	The year to date AIU operating income includes a reserve of $11.4 million related to the FTC settlement.
(3)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $8.2 million and $3.7 million for the quarters ended September 30, 2019 and 2018, respectively, and $12.8 million and $22.2 million for the years to date ended September 30, 2019 and 2018, respectively. The current quarter and year to date operating losses related to closed campuses includes a legal settlement reserve of $7.1 million related to the Oregon arbitration matter as compared to $9.6 million in the prior year to date related to the Surrett matter.

CEC ANNOUNCES 3Q19 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended September 30, 2019, adjusted operating income of $34.0 million increased 31.7 percent compared to adjusted operating income of $25.8 million for the prior year quarter.
•	For the year to date ended September 30, 2019, adjusted operating income of $99.8 million increased 32.2 percent compared to adjusted operating income of $75.4 million for the prior year to date.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income ($ in thousands)	2019	2018	2019	2018
Total Company:
Operating income	$24,294	$19,283	$54,449	$51,115
Depreciation and amortization	2,284	2,364	6,752	7,049
Lease expenses for vacated space (1)	295	2,114	1,453	5,774
Severance and related costs, net of cancellations (2)	-	1,898	-	1,898
Significant legal settlements (3)	7,100	134	37,100	9,595
Adjusted Operating Income -- Total Company	$33,973	$25,793	$99,754	$75,431

Increase (Decrease)	31.7%		32.2%

(1)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.
(2)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions which were primarily recorded within the University Group. These restructuring charges do not regularly occur and are not considered part of ongoing results.

(3)	Significant legal settlements relate to the FTC and the Oregon arbitration matters recorded during 2019 and the Surrett matter recorded during 2018.

CEC ANNOUNCES 3Q19 RESULTS …PG 6

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended September 30, 2019, the Company recorded:

•	Net income of $18.2 million compared to net income of $14.9 million for the prior year quarter.
•	Earnings per diluted share of $0.25 compared to earnings per diluted share of $0.21 for the prior year quarter.
•

Adjusted earnings per diluted share of $0.33 compared to adjusted earnings per diluted share of $0.25 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended September 30, 2019, the Company recorded:

•	Net income of $42.5 million compared to net income of $41.1 million for the prior year to date.
•	Earnings per diluted share of $0.59 compared to earnings per diluted share of $0.58 for the prior year to date.
•

Adjusted earnings per diluted share of $1.07 compared to adjusted earnings per diluted share of $0.76 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2019	2018	2019	2018

Reported Earnings Per Diluted Share	$0.25	$0.21	$0.59	$0.58

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (1)	-	0.03	0.02	0.08
Severance and related costs, net of cancellations (2)	-	0.03	-	0.03
Significant legal settlements (3)	0.10	-	0.52	0.13
Total pre-tax adjustments	$0.10	$0.06	$0.54	$0.24
Tax effect of adjustments (4)	(0.02)	(0.02)	(0.06)	(0.06)
Total adjustments after tax	0.08	0.04	0.48	0.18
Adjusted Earnings Per Diluted Share	$0.33	$0.25	$1.07	$0.76

(1)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.
(2)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions which were primarily recorded within the University Group. These restructuring charges do not regularly occur and are not considered part of ongoing results.

(3)	Significant legal settlements relate to the FTC and Oregon arbitration matters recorded during 2019 and the Surrett matter recorded during 2018.
(4)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate reflects federal and state taxable jurisdictions as well as the nature of the adjustments. The non-deductible amount of $23.3 million for the FTC settlement within the year to date ended September 30, 2019 does not include a tax effect.

CEC ANNOUNCES 3Q19 RESULTS …PG 7

BALANCE SHEET AND CASH FLOW

•	For the quarter ended September 30, 2019, net cash provided by operating activities was $32.0 million compared to net cash provided by operating activities of $3.5 million for the prior year quarter.
•

For the year to date ended September 30, 2019, net cash provided by operating activities was $85.4 million compared to net cash provided by operating activities of $18.3 million for the prior year to date.

•

As of September 30, 2019, and December 31, 2018, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $311.8 million and $229.2 million, respectively. The restricted cash balance as of September 30, 2019 includes $30.0 million of funds held in escrow related to the FTC settlement which was subsequently paid during October 2019.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items ($ in thousands)	2019	2018	% Change	2019	2018	% Change
Net cash provided by operating activities	$31,977	$3,541	803.0%	$85,391	$18,295	366.7%
Capital expenditures	$1,812	$1,215	49.1%	$3,220	$3,952	-18.5%

BOARD APPROVES NEW STOCK REPURCHASE PROGRAM

On November 4, 2019, the Board of Directors of the Company approved a new stock repurchase program which authorizes the Company to repurchase up to $50 million of the Company’s outstanding common stock. The timing of purchases and the number of shares repurchased under the new program will be determined by the Company’s management and will depend on a variety of factors including stock price, trading volume and other general market and economic conditions, its assessment of alternative uses of capital, regulatory requirements and other factors.

Repurchases will be made in open market transactions, including block purchases, conducted in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Repurchases may also be made pursuant to trading plans established under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

The stock repurchase program does not obligate the Company to purchase shares and the Company may, in its discretion, begin, suspend or terminate repurchases at any time, without any prior notice. The program expires on December 31, 2021 and replaces all prior stock repurchase programs authorized by the Board of Directors.

CEC ANNOUNCES 3Q19 RESULTS …PG 8

OUTLOOK

The Company raises its full year outlook primarily driven by year to date operating performance. The fourth quarter and full year 2019 outlook is subject to the key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details):

Financial Outlook:

•	Full year 2019 - total company:
o	Revenue growth of approximately 6.0 percent to 6.5 percent
o	Operating income in the range of $81.9 million to $83.9 million
o	Adjusted operating income in the range of $130.0 million to $132.0 million
o	Earnings per diluted share in the range of $0.84 to $0.86
o	Adjusted earnings per diluted share in the range of $1.32 to $1.34

•	Fourth quarter 2019 - total company:
o	Operating income in the range of $27.7 million to $29.7 million
o	Adjusted operating income in the range of $30.2 million to $32.2 million
o	Earnings per diluted share in the range of $0.26 to $0.28
o	Adjusted earnings per diluted share in the range of $0.27 to $0.29

University Group Enrollment Outlook:

•	CTU:
o	New and total student enrollments for the fourth quarter and full year are expected to grow as compared to the respective prior year periods.

•	AIU:
o

New and total student enrollments for the fourth quarter and full year are expected to grow as compared to the respective prior year periods, with the number of enrollment days in the fourth quarter relatively comparable to the prior year quarter and 8.2 percent higher for the full year as compared to the prior year pursuant to the academic calendar.

•	University Group:
o	New student enrollments are expected to increase approximately 12.0 percent to 13.0 percent for the full year 2019 as compared to the prior year.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as lease expenses for vacated space offset with any sublease income as well as depreciation, amortization, asset impairment charges, significant restructuring charges and significant legal settlements. The revenue, operating income, adjusted operating income, earnings per share, adjusted earnings per share and enrollment outlook provided above for 2019 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends within the University Group, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations, (iv) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (v) no material changes in the estimated amount of compensation expense that could be impacted by changes in the Company’s stock price or the Company’s assessment of the probable outcome of performance conditions relating to performance-based compensation, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 32.5% for the fourth quarter and 30% for the full year, (vii) any impact from the Company’s stock repurchase program is excluded, and (viii) any results of operations from Trident University are excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions we make in the future as we continue to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

CEC ANNOUNCES 3Q19 RESULTS …PG 9

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, November 6, 2019 at 5:30 p.m. Eastern time to discuss its third quarter and year to date 2019 results and 2019 outlook. Interested parties can access the live webcast of the conference at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two regionally accredited universities – Colorado Technical University (“CTU”) and American InterContinental University (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath® learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of university locations and web links to Career Education institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “outlook,” “trend,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently effective and recently adopted “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions (in particular as these risks and uncertainties may be exacerbated leading up to and following the 2020 U.S. presidential election); the operating impact of the settlements with the FTC and state attorneys general; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising centers to achieve anticipated operating performance; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent filings with the Securities and Exchange Commission.

###

CEC ANNOUNCES 3Q19 RESULTS …PG 10

CONTACT

Investors:

Alpha IR Group

Chris Donovan or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$47,411	$32,394
Restricted cash	30,000	337
Short-term investments	234,415	196,428
Total cash and cash equivalents, restricted cash and short-term investments	311,826	229,159

Student receivables, net	29,913	28,751
Receivables, other, net	1,336	2,567
Prepaid expenses	7,645	7,771
Inventories	665	763
Other current assets	1,640	437
Total current assets	353,025	269,448

NON-CURRENT ASSETS:
Property and equipment, net	26,698	30,048
Right of use asset	52,016	-
Goodwill	87,356	87,356
Intangible assets, net	7,900	7,900
Student receivables, net	1,131	942
Deferred income tax assets, net	65,363	81,628
Other assets	5,140	4,993
Assets of discontinued operations	178	178
TOTAL ASSETS	$598,807	$482,493

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$12,109	$-
Accounts payable	11,044	9,195
Accrued expenses:
Payroll and related benefits	25,019	24,530
Advertising and marketing costs	11,896	9,300
Income taxes	1,675	1,472
Other	46,610	19,668
Deferred revenue	23,784	32,351
Liabilities of discontinued operations	3	536
Total current liabilities	132,140	97,052

NON-CURRENT LIABILITIES:
Lease liability - operating	54,904	-
Deferred rent obligations	-	12,745
Other liabilities	9,819	17,493
Total non-current liabilities	64,723	30,238

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	859	852
Additional paid-in capital	633,536	628,295
Accumulated other comprehensive gain (loss)	386	(298)
Accumulated deficit	(9,445)	(52,946)
Treasury stock	(223,392)	(220,700)
Total stockholders' equity	401,944	355,203
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$598,807	$482,493

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2019	% of Total Revenue	2018	% of Total Revenue
REVENUE:
Tuition and fees	$154,291	99.6%	$144,882	99.4%
Other	668	0.4%	808	0.6%
Total revenue	154,959		145,690
OPERATING EXPENSES:
Educational services and facilities	25,318	16.3%	27,201	18.7%
General and administrative	103,063	66.5%	96,842	66.5%
Depreciation and amortization	2,284	1.5%	2,364	1.6%
Total operating expenses	130,665	84.3%	126,407	86.8%
Operating income	24,294	15.7%	19,283	13.2%
OTHER INCOME:
Interest income	1,698	1.1%	950	0.7%
Interest expense	(43)	0.0%	(108)	-0.1%
Miscellaneous income	97	0.1%	32	0.0%
Total other income	1,752	1.1%	874	0.6%
PRETAX INCOME	26,046	16.8%	20,157	13.8%
Provision for income taxes	7,653	4.9%	5,089	3.5%

INCOME FROM CONTINUING OPERATIONS	18,393	11.9%	15,068	10.3%
Loss from discontinued operations, net of tax	(159)	-0.1%	(211)	-0.1%
NET INCOME	18,234	11.8%	14,857	10.2%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(113)		(21)
Unrealized gain on investments	44		106
Total other comprehensive (loss) income	(69)		85
COMPREHENSIVE INCOME	$18,165		$14,942

NET INCOME PER SHARE - BASIC:
Income from continuing operations	$0.26		$0.21
Loss from discontinued operations	-		-
Net income per share	$0.26		$0.21

NET INCOME PER SHARE -DILUTED:
Income from continuing operations	$0.25		$0.21
Loss from discontinued operations	-		-
Net income per share	$0.25		$0.21
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,142		69,737
Diluted	72,142		71,790

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2019	% of Total Revenue	2018	% of Total Revenue
REVENUE:
Tuition and fees	$467,298	99.6%	$433,736	99.5%
Other	1,955	0.4%	2,055	0.5%
Total revenue	469,253		435,791
OPERATING EXPENSES:
Educational services and facilities	76,995	16.4%	84,437	19.4%
General and administrative	331,057	70.5%	293,190	67.3%
Depreciation and amortization	6,752	1.4%	7,049	1.6%
Total operating expenses	414,804	88.4%	384,676	88.3%
Operating income	54,449	11.6%	51,115	11.7%
OTHER INCOME:
Interest income	4,730	1.0%	2,326	0.5%
Interest expense	(125)	0.0%	(323)	-0.1%
Miscellaneous income	368	0.1%	225	0.1%
Total other income	4,973	1.1%	2,228	0.5%
PRETAX INCOME	59,422	12.7%	53,343	12.2%
Provision for income taxes	16,362	3.5%	11,527	2.6%

INCOME FROM CONTINUING OPERATIONS	43,060	9.2%	41,816	9.6%
Loss from discontinued operations, net of tax	(594)	-0.1%	(706)	-0.2%
NET INCOME	42,466	9.0%	41,110	9.4%

OTHER COMPREHENSIVE INCOME (LOSS) , net of tax:
Foreign currency translation adjustments	(130)		(103)
Unrealized gain (loss) on investments	814		(4)
Total other comprehensive income (loss)	684		(107)
COMPREHENSIVE INCOME	$43,150		$41,003

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$0.62		$0.60
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.61		$0.59

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.60		$0.59
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.59		$0.58

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,029		69,542
Diluted	71,901		71,425

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,466	$41,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,752	7,049
Bad debt expense	32,028	21,579
Compensation expense related to share-based awards	3,922	4,143
Deferred income taxes	16,265	11,174
Changes in operating assets and liabilities:	(16,042)	(66,760)
Net cash provided by operating activities	85,391	18,295

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(418,156)	(190,726)
Sales of available-for-sale investments	382,022	191,555
Purchases of property and equipment	(3,220)	(3,952)
Other	9	-
Net cash used in investing activities	(39,345)	(3,123)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,326	1,608
Payments of employee tax associated with stock compensation	(2,692)	(3,313)
Net cash used in financing activities	(1,366)	(1,705)

NET INCREASE IN CASH AND CASH EQUIVALENTS	44,680	13,467
CASH AND CASH EQUIVALENTS, beginning of the period	32,731	18,899
CASH AND CASH EQUIVALENTS, end of the period	$77,411	$32,366

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2019	2018
REVENUE:
CTU	$96,038	$93,115
AIU	58,907	52,504
Total University Group	154,945	145,619
Corporate and Other (1)	14	71
Total	$154,959	$145,690

OPERATING INCOME (LOSS):
CTU	$29,926	$26,261
AIU	7,341	1,070
Total University Group	37,267	27,331
Corporate and Other (1)	(12,973)	(8,048)
Total	$24,294	$19,283

OPERATING MARGIN (LOSS):
CTU	31.2%	28.2%
AIU	12.5%	2.0%
Total University Group	24.1%	18.8%
Corporate and Other (1)	NM	NM
Total	15.7%	13.2%

(1)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $8.2 million and $3.7 million for the quarters ended September 30, 2019 and 2018, respectively. The current quarter operating loss includes a legal settlement reserve of $7.1 million related to the Oregon arbitration matter.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2019	2018
REVENUE:
CTU	$289,650	$280,988
AIU	179,559	154,204
Total University Group	469,209	435,192
Corporate and Other (1)	44	599
Total	$469,253	$435,791

OPERATING INCOME (LOSS):
CTU (2)	$71,730	$80,562
AIU (3)	11,436	3,621
Total University Group	83,166	84,183
Corporate and Other (1)	(28,717)	(33,068)
Total	$54,449	$51,115

OPERATING MARGIN (LOSS):
CTU (2)	24.8%	28.7%
AIU (3)	6.4%	2.3%
Total University Group	17.7%	19.3%
Corporate and Other (1)	NM	NM
Total	11.6%	11.7%

(1)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $12.8 million and $22.2 million for the years to date ended September 30, 2019 and 2018, respectively. The year to date operating loss includes a legal settlement reserve of $7.1 million related to the Oregon arbitration matter as compared to the prior year legal settlement of $9.6 million related to the Surrett matter.

(2)	The year to date CTU operating income includes a reserve of $18.6 million related to the FTC settlement.
(3)	The year to date AIU operating income includes a reserve of $11.4 million related to the FTC settlement.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2019	2018	2019	2018
Total Company
Operating income	$24,294	$19,283	$54,449	$51,115
Depreciation and amortization	2,284	2,364	6,752	7,049
Lease expenses for vacated space (2)	295	2,114	1,453	5,774
Severance and related costs, net of cancellations (3)	-	1,898	-	1,898
Significant legal settlements (4)	7,100	134	37,100	9,595
Adjusted Operating Income -- Total Company	$33,973	$25,793	$99,754	$75,431

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2019	2018	2019	2018
Total Company
Operating income	$27.7M - $29.7M	$20,183	$81.9M - $83.9M	$71,298
Depreciation and amortization	~2.0	2,345	~9.0	9,394
Lease expenses for vacated space (2)	~0.5	2,642	~2.0	8,416
Severance and related costs, net of cancellations (3)	—	(443)	—	1,455
Significant legal settlements (4)	—	5,000	37.1	14,595
Adjusted Operating Income -- Total Company	$30.2M - $32.2M	$29,727	$130M - $132M	$105,158

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2019	2018	2019	2018

Reported Earnings Per Diluted Share	$0.25	$0.21	$0.59	$0.58

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	-	0.03	0.02	0.08
Severance and related costs, net of cancellations (3)	-	0.03	-	0.03
Significant legal settlements (4)	0.10	-	0.52	0.13
Total pre-tax adjustments	$0.10	$0.06	$0.54	$0.24
Tax effect of adjustments (5)	(0.02)	(0.02)	(0.06)	(0.06)
Total adjustments after tax	0.08	0.04	0.48	0.18
Adjusted Earnings Per Diluted Share	$0.33	$0.25	$1.07	$0.76

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2019	2018	2019	2018
Reported Earnings Per Diluted Share	$0.26 - $0.28	$0.20	$0.84 - $0.86	$0.77

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	~0.01	0.04	~0.03	0.12
Severance and related costs, net of cancellations (3)	-	-	-	0.02
Significant legal settlements (4)	-	0.07	~0.52	0.21
Total pre-tax adjustments	$~0.01	$0.11	$~0.55	$0.35
Tax effect of adjustments (5)	-	(0.01)	(0.07)	(0.07)
Total adjustments after tax	~0.01	0.10	~0.48	0.28
Adjusted Earnings Per Diluted Share	$0.27 - $0.29	$0.30	$1.32 - $1.34	$1.05

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allows it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal reserves. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.

(3)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions which were primarily recorded within the University Group. These restructuring charges do not regularly occur and are not considered part of ongoing operating results.

(4)	Significant legal settlements relate to the FTC and Oregon arbitration matters recorded during 2019 and the Surrett and multi-state AG matters recorded during 2018.

(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate reflects federal and state taxable jurisdictions as well as the nature of the adjustments. The non-deductible amounts of $23.3 million for the FTC settlement within the year to date ended September 30, 2019 and $5.0 million for the multi-state AG settlement recorded during the year ended December 31, 2018, do not include a tax effect.